DEAN HELLER
SECRETARY OF STATE
204 NORTH CARSON STREET, SUITE 1
CARSON CITY, NEVADA 89701-4299
(775) 684 5708
WEBSITE: SECRETARYOFSTATE.BIZ

                          -----------------------------------
                             CERTIFICATE OF DESIGNATION
                              (PURSUANT TO NRS 78.1955)
                          -----------------------------------

Important:  READ ATTACHED INSTRUCTIONS                          ABOVE SPACE
              BEFORE COMPLETING FORM.                     IS FOR OFFICE USE ONLY

                           CERTIFICATE OF DESIGNATION
                           --------------------------
                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------
                            (PURSUANT TO NRS 78.1955)

1.   Name  of  corporation:  ZannWell  Inc.
                            ----------------------------------------------------

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2.   By  resolution  of  the  board  of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

Series A Preferred Stock, par value $0.001 - 20,000,000 shares
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Series B Preferred Stock, par value $0.001 - 10,000,000 shares
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Series C Preferred Stock, par value $0.001 - 20,000,000 shares
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(See Attached)
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3.   Effective date of filing (optional):
                                          --------------------------------------
                                           (must not be later that 90 days after
                                                the certificate is filed)

4.   Officer Signature: /s/ illegible
                       ---------------------------------------------------------

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate           Nevada Secretary of State
fees, see attached fee schedule.                              illegible

                           CERTIFICATE OF DESIGNATION

        ESTABLISHING SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK,
                          AND SERIES C PREFERRED STOCK

                                       OF

                                  ZANNWELL INC.

To the Secretary of State of the State of Nevada:

     Pursuant to the provisions of Section 78.1955 of the Nevada Revised Statutes, the undersigned corporation submits the following statement for the purpose of the establishment and designation of a series of shares of preferred stock and fixing and determining the relative rights and preferences thereof:

     A.     The name of the corporation is ZannWell Inc. (the "COMPANY").

     B. The following resolutions fixing and determining the relative rights and preferences of the Company's Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock were duly adopted by the Board of Directors of the Company on July 12,2004:

     WHEREAS, the Company has the authority to issue 900,000,000 shares of common stock, par value $0.001 per share (the "COMMON STOCK") and 50,000,000 shares of preferred stock, par value $0.001 per share (the "PREFERRED STOCK"); and

     WHEREAS, the Company desires to designate three series of the Preferred Stock to be known as "SERIES A PREFERRED STOCK," "SERIES B PREFERRED STOCK," and "SERIES C PREFERRED STOCK," respectively; and

     WHEREAS, the Series A Preferred Stock will consist of 20,000,000 shares, the Series B Preferred Stock will consist of 10,000,000 shares, and the Series C Preferred Stock will consist of 20,000,000 shares;

     NOW, THEREFORE, it is hereby resolved that the Company does hereby create the Series A, B, and C Preferred Stock which shall be composed of 50,000,000 shares of the Preferred Stock, and which Series A, B, and C Preferred Stock shall have the following relative rights and preferences:

     1.     DIVIDENDS.  Except  as  provided  herein, the holders of outstanding
            ----------
shares of the Series A, B, and C Preferred Stock shall be entitled to receive cash, stock, or other property, as dividends when, as, and if declared by the Board of Directors of the Company. If shares of the Series A, B, and C Preferred Stock or the Common Stock are to be issued as a dividend, any such shares shall be issued at Market Value. "Market Value" for the Common Stock for the purposes of this Certificate of Designation shall mean the average of the bid and ask prices for the Common Stock for the five business days preceding the declaration of a dividend by the Board of Directors, "Market Value" with respect to any shares of the Series A, B, and C Preferred Stock shall be as determined by the Board of Directors, whose decision shall be final and binding on all parties,

     2.     REDEMPTION  RIGHTS.  Subject  to the applicable provisions of Nevada
            -------------------
law, the Company, at the option of its directors, and with the consent of a majority of the stockholders of the Series A, B, and C Preferred Stock, may at any time or from time to time redeem the whole or any part of the outstanding Series A, B, and C Preferred Stock. Any such redemption shall be pro rata with respect to all of the holders of the Series A, B, and C Preferred Stock. Upon redemption, the Company shall pay for each share redeemed the amount of $0.001 per share, payable in cash, plus a premium to compensate the original purchaser(s) for the investment risk and cost of capital equal to the greater of
(a) $0.25 per share, or (b) an amount per share equal to 50 percent of the market capitalization of the Company on the date of notice of such redemption divided by the number of the shares of the Series A, B, and C Preferred Stock then issued and outstanding (the "REDEMPTION PREMIUM"), the redemption amount and the Redemption Premium hereinafter being referred to as the "REDEMPTION PRICE." Such redemption shall be on an all-or-nothing basis.

     At least 30 days previous notice by mail, postage prepaid, shall be given to the holders of record of the Series A, B, and C Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at the address of such holder appearing on the books of the Company or given by such holder to the Company for the purpose of notice, or if no such address appears or is given, at the place where the principal office of the Company is located. Such notice shall state the date fixed for redemption and the redemption price, and shall call upon the holder to surrender to the Company on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the date fixed for redemption and stated in such notice, each holder of Series A, B, and C Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, notwithstanding that the certificates evidencing any Series A, B. and C Preferred Stock called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall forthwith after such date cease and determine, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor.

     If, on or prior to any date fixed for redemption of Series A, B, and C Preferred Stock, the Company deposits, with any bank or trust company as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust, company to give the notice, of redemption thereof (or to complete the giving of such notice if theretofore commenced) and to pay, or deliver, on or after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall be redeemed and any dividends on. those shares shall cease to accrue after the date fixed for redemption. The deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares shall no longer be outstanding and the holders thereof shall cease to be stockholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon the surrender of their certificates therefor. Any interest accrued on any funds so deposited shall be the property of, and paid to, the Company, If the holders of Series A, B, and C Preferred Stock so called for redemption shall not at the end of six years from the date fixed for redemption thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Company such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Company for payment of the redemption price.

     3.     LIQUIDATION  RIGHTS. Upon the dissolution, liquidation or winding up
            --------------------
of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Series A, B, and C Preferred Stock shall be entitled to receive out of the assets of the Company the sum of $0.001 per share (the
"LIQUIDATION RATE") before any payment or distribution shall be made on the Common Stock, or any other class of capital stock of the Company ranking junior to the Series A, B, and C Preferred Stock.

          (a) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall be deemed a dissolution, liquidation or winding up of the Company for purposes of this Paragraph 3, but the merger, consolidation, or other combination of the Company into or with any other corporation, or the merger, consolidation, or other combination of any other corporation into or with the Company, shall not be deemed a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this Paragraph 3. As use herein, the "merger, consolidation, or other combination" shall include, without limitation, a forward or reverse triangular merger, or stock exchange of the Company and any of its subsidiaries with any other corporation.

          (b) After the payment to the holders of shares of the Series A, B, and C Preferred Stock of the full preferential amounts fixed by this Paragraph 3 for shares of the Series A, B, and C Preferred Stock, the holders of the Series A, B, and C Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

          (c) In the event the assets of the Company available for distribution to the holders of the Series A, B, and C Preferred Stock upon dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Paragraph 3, no distribution shall be made on account of any shares of a class or series of capital stock of the Company ranking on a parity with the shares of the Series A, B, and C Preferred Stock, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series A, B, and C Preferred Stock, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     4.     CONVERSION  OF  SERIES A PREFERRED STOCK. At any time, the holder of
            -----------------------------------------
shares of the Series A Preferred Stock shall have the right, at such holder's option, to convert any number of shares of the Series A Preferred Stock into shares of the Common Stock. Such right to convert shall commence as of the date the shares of such Series A Preferred Stock are issued to such holder (the "ISSUE DATE") and shall continue thereafter for a period of 10 years, such period ending on the 10th anniversary of the Issue Date, In the event that the holder of the Series A Preferred Stock elects to convert such shares into Common Stock, the holder shall have 60 days from the date of such notice in which to tender his shares of Series A Preferred Stock to the Company. Any such conversion shall be upon the other following terms and conditions:

          (a)     CONVERSION RIGHT.    Subject to adjustment as provided herein,
                  -----------------
     each share of the Series A Preferred Stock shall be convertible into 10 fully paid and nonassessable shares of the Common Stock (the "CONVERSION RATE").

          (b)     ADJUSTMENT OF CONVERSION RATE FOR DILUTION AND OTHER EVENTS.
                  ------------------------------------------------------------
     In order to prevent dilution of the rights granted to the holders of shares of the Series A Preferred Stock, the Conversion Rate will be subject to adjustment from rime to time as follows:


               (i)     ADJUSTMENT  OF  CONVERSION  RATE  UPON  SUBDIVISION
                       ---------------------------------------------------
     OF  COMBINATION  OF THE COMMON STOCK. If the Company at any time subdivides
     -------------------------------------
     the Common Stock (by any stock split, stock dividend, recapitalization or otherwise) into a greater number of shares, the Conversion Rate in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines the Common Stock (by combination, reverse stock split or otherwise) into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately increased.

               (ii)     REORGANIZATION,  RECLASSIFICATION  CONSOLIDATION, MERGER
                        --------------------------------------------------------
     OR  SALE.  Any  recapitalization,  reorganization,  reclassification,
     --------
     consolidation, merger, or other similar transaction which is effected in such a way that holders of the Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for the Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series A Preferred Stock, to ensure that each of the holders of shares of the Series A Preferred Stock will thereafter have the right to acquire and receive in lieu of or in addition to, as the case may be, the shares of the Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of the Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's shares of the Series A Preferred Stock had such Organic Change not taken place. In any such case, the

     Company will make appropriate provision, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series A Preferred Stock, with respect to such holders' rights and interests to ensure that the provisions of this paragraph and paragraph 4(c) below will thereafter he applicable to the Series A Preferred Stock. The Company will not effect any such consolidation or merger, unless prior to the consummation thereof the successor entity resulting from such consolidation or merger, if other than the Company, assumes, by written instrument, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series A Preferred Stock, the obligation to deliver to each holder of shares of the Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, that such holder may be entitled to acquire.

               (iii)     NOTICES.  Immediately  upon  any  adjustment  of  the
                         --------
     Conversion Rate, the Company will give written notice of such adjustment to each holder of shares of the Series A Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment. The Company will give written notice to each holder of shares of the Series A Preferred Stock at least 20 days prior to the date on which the Company closes its books or takes a record with respect to say dividend or distribution upon the Common Stock, or with respect to any pro rata subscription offer to holders of the Common Stock. The Company will also give written notice to each holder of shares of the Series A Preferred Stock at least 20 days prior to the date on which any Organic Change, dissolution or liquidation will take place.

          (c)     PURCHASE RIGHTS.  If at any time the Company grants, issues or
                  ----------------
     sells any options, convertible securities or rights to purchase stock, warranty, securities or other property pro rata to the record holders of the Common Stock (the "PURCHASE RIGHTS"), then each holder of shares of the Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of the Common Stock acquirable upon complete conversion of the holder's shares of the Series A Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of the Common Stock are to be determined for the grant, issue or sale of such Purchase Rights,

          (d)     MECHANICS OF CONVERSION. To convert shares  of  the  Series  A
                  ------------------------
     Preferred Stock into full shares of the Common Stock on any date (the "CONVERSION DATE"), the holder thereof shall (i) deliver or transmit by facsimile to the Company, for receipt on or prior to 11:59 p.m., Pacific Time, on the Conversion Date, a copy of a fully executed notice of conversion in the form attached hereto as ATTACHMENT A (the "CONVERSION NOTICE"), and (ii) surrender to a common carrier for delivery to the Company as soon as practicable following such date, the certificates (each a "PREFERRED STOCK CERTIFICATE") representing the shares of the Series A Preferred Stock being converted, or an indemnification undertaking with respect to such shares in the case of the loss, theft or destruction thereof, and the originally executed Conversion Notice. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Within five business days of the Company's receipt of the originally executed Conversion Notice and the holder's Preferred Stock Certificate(s), the Company shall issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of the Common Stock to which the holder is entitled.

          (e)     RECORD HOLDER.  The person  or  persons  entitled  to  receive
                  --------------
     shares of the Common Stock issuable upon conversion of shares of the Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of the Common Stock on the Conversion Date.

          (f)     FRACTIONAL SHARES.   The Company  shall  not  be  required  to
                  ------------------
     issue any fraction of a share of the Common Stock upon any conversion. All shares of the Common Stock, including fractions thereof, issuable upon conversion of more than one share of the Series A Preferred Stock shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of the Common Stock. If, after such aggregation, the issuance would result in the issuance of a fraction of it share of the Common Stock, the Company shall round such fraction of a share of the Common Stock up or down to the nearest whole share.

          (g) REISSUANCE OF CERTIFICATES. In the event of a conversion of less than all of the shares of the Series A Preferred Stock represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Series A Preferred Stock a new Series A Preferred Stock Certificate representing the remaining shares of the Series A Preferred Stock which were not corrected.

     5.     RESERVATION OF SHARES.   The Company shall, so long as  any  of  the
            ----------------------
shares of the Series A Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued shares of the Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, the number of shares of the Common Stock as shall from time to time be sufficient to affect the conversion of all of the outstanding shares of the Series A Preferred Stock.

     6.     NO  CONVERSION RIGHTS FOR THE SERIES B AND SERIES C PREFERRED STOCK.
            --------------------------------------------------------------------
The Series B and C Preferred Stock shall not have any conversion rights into shares of the Common Stock.

     7.     PREFERRED STATUS.      The rights of the shares of the Common Stock
            -----------------
shall be subject to the preferences and relative rights of the shares of the Series A, B, and C Preferred Stock. Without the prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the Series A, B, and C Preferred Stock, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the shares of the Series A, B, and C Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company described in Paragraph 3 above.

     8.     RESTRICTION ON DIVIDENDS.   If any shares of the Series A, B, and C
            -------------------------
Preferred Stock are outstanding, the Company shall not, without the prior written consent of the holders of not less than two-thirds (2/3) of the then outstanding shares of the Series A, B, and C Preferred Stock, directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock. Notwithstanding the foregoing, this paragraph shall not prohibit the Company from declaring and paying a dividend in cash with respect to the shares of the Common Stock so long as the Company simultaneously pays each holder of shares of the Series A, B, and C Preferred Stock an amount in cash equal to the amount such holder would have received had all of such holder's shares of the Series A, B, and C Preferred Stock been converted to shares of the Common Stock on the business day prior to the record date for any such dividend.

     9.     VOTE TO CHANGE THE TERMS OF THE SERIES A, B, AND C PREFERRED STOCK.
            -------------------------------------------------------------------
Without the prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the Series A, B, and C Preferred Stock, the Company shall not amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A, B, and C Preferred Stock.

     10.     LOST OR STOLEN CERTIFICATES. Upon   receipt   by   the   Company
             ----------------------------
of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of the Series A, B, and C Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking or bond, in the Company's discretion, by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Series A, B, and C Preferred Stock Certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Series A, B, and C Preferred Stock Certificates if the holder thereof contemporaneously requests the Company to convert such shares of the Series A, B, and C Preferred Stock into the Common Stock.

     11.       VOTING. On all matters submitted to a vote of the holders of the
               -------
Common  Stock,  including,  without  limitation,  the  election  of  directors:

          (a) The Series A Preferred Stock will have no voting rights, prior to conversion into shares of the Common Stock.

          (b) A holder of shares of the Series B Preferred Stock shall be entitled to one vote per share held by such holder at the record date for the determination of stockholders entitled to vote on such matters.

          (c) A holder of shares of the Series C Preferred Stock shall be entitled to 100 votes per share held by such holder at the record date for the determination of stockholders entitled to vote on such matters.

          (d) If no such record date is established, the date to be used for the determination of the stockholders entitled to vote on such matters shall be the date on which notice of the meeting of stockholders at which the vote is to be taken is marked, or the date any written consent of stockholders is solicited if the vote is not to be taken at a meeting. The holders of Series B and C Preferred Stock shall not vote as a separate class, but shall vote with the holders of the Common Stock.

     RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized and directed, for and on behalf of the Company, to prepare and file all necessary instruments as may be required by law to carry out the terms of the foregoing resolution.

Dated: July 12,2004

                                   ZANNWELL INC.


                                   /s/ Robert C. Simpson
                                   ---------------------------------------------
                                   By: Robert C. Simpson, Ph.D., President